Exhibit 24.1

SUBSTITUTE POWER OF ATTORNEY

Pursuant to the terms of the Power of Attorney, dated November 17, 2016 (the “Power of Attorney”) as set forth in the Registration Statement on Form S-8 of Liberty Interactive Corporation (subsequently renamed Qurate Retail, Inc.) relating to the common stock offered under the Liberty Interactive Corporation 2016 Omnibus Incentive Plan, which was filed with the Securities and Exchange Commission on November 17, 2016 (File No. 333-214681) (the “Registration Statement”), the undersigned was appointed by John C. Malone, Gregory B. Maffei, Michael A. George, M. Ian G. Gilchrist, Evan D. Malone, David E. Rapley, Larry E. Romrell, Mark Vadon and Andrea L. Wong (collectively, the “Grantors”) his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the Grantors might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  In accordance with the authority granted under the Power of Attorney, including the power of substitution, the undersigned hereby constitutes and appoints each of Renee L. Wilm, Katherine C. Jewell, Craig Troyer and Brittany A. Uthoff as substitute attorneys-in-fact on behalf of the Grantors, to exercise and execute all of the powers granted or conferred in the Power of Attorney.   By their signatures to this Substitute Power of Attorney, Renee L. Wilm, Katherine C. Jewell, Craig Troyer and Brittany A. Uthoff accept such appointment and agree to assume from the undersigned any and all duties and responsibilities attendant to their capacity as attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Substitute Power of Attorney this 21st day of May 2020.

By:	/s/ Mark D. Carleton
Name:	Mark D. Carleton

WE ACCEPT THIS APPOINTMENT AND SUBSTITUTION:

/s/ Renee L. Wilm
Name:	Renee L. Wilm

/s/ Katherine C. Jewell
Name:	Katherine C. Jewell

/s/ Craig Troyer
Name:	Craig Troyer

/s/ Brittany A. Uthoff
Name:	Brittany A. Uthoff